Exhibit 99.2

RISK FACTORS

You should carefully consider the risks described below that relate to the acquisition by Ensysce Biosciences, Inc., a Delaware corporation (“we,” “us,” “our,” or the “Company”), of Cy Biopharma, Inc., a Delaware corporation (“Cy”), in accordance with the terms of an Agreement and Plan of Merger, dated August 5, 2026 (the “Merger Agreement”), by and among the Company, PHRMA Merger Sub I, Inc., PHRMA Merger Sub II, LLC, and Cy. The occurrence of any of the events or circumstances described below or other adverse events could have a material adverse effect on our business, results of operations and financial condition and could cause the trading price of our common stock to decline. The Company has disclosed other risks in its Annual Report on Form 10-K for the year ended December 31, 2025 and in other reports filed with the U.S. Securities and Exchange Commission (the “SEC”). Additional risks or uncertainties not presently known to us or that we currently deem immaterial may also harm our business.

Risks Relating to the Merger

The Company has incurred and will incur substantial costs related to the Merger and integration of Cy’s business.

The Company and Cy have incurred and expect to incur a number of non-recurring costs in connection with the Merger, including legal, financial advisory, accounting, consulting, and other advisory fees; regulatory filing fees; and other transaction-related costs. Additionally, integration costs may be substantial, and may include expenses related to facilities and systems consolidation with operations in the United States and the UK, employment-related obligations, and efforts to maintain employee morale and retain key personnel.

While the Company and Cy estimate a certain level of integration costs, many factors beyond our control could increase the total amount and timing of these expenses. Additionally, many of these costs are inherently difficult to estimate with precision. There can be no assurance that transaction and integration costs will not outweigh any benefits of the Merger.

The Company may fail to realize the anticipated benefits of the Merger.

The success of the Merger will depend, in part, on realizing anticipated benefits from integrating the businesses of the Company and Cy. To achieve these benefits, the Company and Cy must effectively merge and align operations in a manner that permits the realization of those benefits without adversely affecting future revenue and growth. If the Company and Cy do not successfully integrate their operations, the anticipated benefits of the Merger may not be realized fully or at all, or they may take longer to realize than expected. In addition, integration may result in additional or unforeseen expenses.

It is also possible that combining the two businesses could result in the disruption of ongoing operations or inconsistencies in standards, controls, procedures, and policies that adversely affect the ability to maintain relationships with customers, clients, and employees, or to achieve the anticipated benefits of the Merger. Moreover, integration efforts may divert management’s attention and resources, further impacting the combined company’s performance both during and after the integration period.

Furthermore, the Board of Directors (the “Board”) and executive leadership of the combined company will include individuals from both companies, which could require reconciling differing priorities and philosophies. Any difficulties in effectively unifying these teams may also delay or prevent realization of the anticipated benefits of the Merger.

Upon conversion of the preferred stock, existing holders of the common stock will experience substantial dilution of their ownership interest in the Company, which could materially reduce the value of their Company shareholdings.

Without giving effect to a possible reverse stock split, following stockholder approval of the conversion of preferred stock into common stock at a ratio of one share of preferred stock for 1,000 shares of common stock, an additional 358,292,000 shares of common stock will be issued, subject to the beneficial ownership limitations applicable to the preferred stock, with an additional 75,615,000 shares of common stock issuable upon conversion of preferred stock to be issued under the Securities Purchase Agreement, dated August 5, 2026, among the Company and the purchasers party thereto (the “Securities Purchase Agreement”) and to certain former Cy stockholders if the second closing under the Securities Purchase Agreement, which is subject to the achievement of a clinical trial milestone (the “Milestone”), occurs. Regardless of whether a reverse stock split occurs, the preferred stock conversion will result in an immediate and substantial increase in the number of outstanding shares of common stock, and substantial dilution of existing Company stockholders’ ownership of and voting power in the Company.

As such, existing stockholders should assume that their ownership stake and influence will be severely reduced upon the preferred stock conversion, and that such dilution will be compounded upon occurrence of the Milestone.

Additionally, the resale of common stock issuable upon the preferred stock conversion is being registered by means of a registration statement to be filed with the SEC. As a result, a substantial number of shares may become freely tradable. The presence of these newly registered shares or the perception that the shares may be sold could create an “overhang” in the market. Specifically, if the trading volume of the common stock cannot absorb the resale of these newly registered shares, the price per share of common stock may decline.

The Milestone may not occur, which could have a material adverse effect on our liquidity, financial condition and ability to fund our planned operations.

At the initial closing under the Securities Purchase Agreement, we issued 66,811 shares of preferred stock for gross proceeds of approximately $21.5 million, and the purchasers under the Securities Purchase Agreement agreed to purchase an additional 53,449 shares of preferred stock at a price of $402.24 per share (or $0.40224 per share on an as-converted basis), for additional gross proceeds of approximately $21.5 million, upon achievement of the Milestone. Certain former Cy securityholders have separately agreed to purchase up to an additional 22,166 shares of preferred stock on the same terms upon achievement of the Milestone. The Milestone has not been achieved, and there can be no assurance that it will be achieved on the timeline we expect, or at all. Clinical trials are inherently uncertain, and the Phase 2 clinical trial that is identified in the Milestone may be delayed, suspended or terminated, or may fail to produce results that satisfy the Milestone. If the Milestone does not occur, or is delayed, we will not receive the additional proceeds when anticipated, or at all, and we would need to obtain alternative financing to fund our planned operations, including the continued development of our products, CY200 and CY201, which may not be available on acceptable terms, or at all. Any such failure or delay could have a material adverse effect on our business, financial condition, results of operations and prospects and on the price of our common stock.

Future results of the combined company may suffer if it cannot effectively manage its expanded operations.

The combined company’s future success will depend, in part, on its ability to manage expanded operations, which may pose challenges for management, including challenges related to oversight and the associated increase in capital expenditures and complexity. The combined company may also experience a change in scrutiny from governmental and regulatory authorities because of the change of operations and product mix. There can be no assurance that the combined company will be successful or that it will realize the benefits currently anticipated.

The combined company may be unable to retain the Company’s and/or Cy’s personnel.

The success of the Merger will depend in part on the combined company’s ability to retain the talents and dedication of key employees currently employed by the Company and Cy. It is possible that these employees may decide not to remain with the Company or Cy following the Merger. If the Company and Cy are unable to retain key employees, the combined company could experience a reduction in its operations, loss of key information, expertise, or know-how, and unanticipated recruitment costs. In addition, the combined company may be unable to locate or retain suitable replacements for any key employees who leave.

2

The unaudited pro forma condensed combined financial information of the Company and Cy is preliminary and the actual financial condition and results of operations of the combined company may differ materially.

The unaudited pro forma condensed combined financial information of the Company and Cy is presented for illustrative purposes only and is not necessarily indicative of what the combined company’s actual financial condition or results of operations will be following the Merger. The unaudited pro forma condensed combined financial information reflects adjustments, which are based upon preliminary estimates. Among other things, the actual value of the consideration that the Company issued upon the consummation of the Merger may vary significantly from the value used in preparing the unaudited pro forma condensed combined financial information included in our Current Report on Form 8-K/A filed with the SEC on October 15, 2026. Accordingly, the final accounting adjustments may differ materially from the pro forma adjustments reflected in the unaudited pro forma condensed combined financial information.

The Company’s directors, executive officers and principal stockholders will have substantial control over the Company, which could limit other stockholders’ ability to influence the outcome of corporate matters and key transactions.

Following conversion of the preferred stock into common stock and approval of related matters by our stockholders, the Company’s executive officers, directors and principal stockholders and their affiliates will own approximately 155.7 million shares of the common stock, or approximately 41.2% of the outstanding shares of the common stock, of which James Morrison, our President, beneficially owns 154.8 million shares, or approximately 41.0%, through Belgarion Ventures Ltd. Similarly, the holders of preferred stock who may seek to sell the common stock they receive upon the preferred stock conversion (the “Selling Securityholders”), including Belgarion Ventures Ltd., will own 358.3 million shares, or approximately 94.8% of the outstanding shares of the common stock, based on 377.7 million shares of common stock outstanding following the conversion of the preferred stock into common stock. If the Milestone is achieved, certain of the Selling Securityholders will own an additional 22.2 million shares of common stock. This significant concentration of ownership may have a negative impact on the trading price of the common stock because investors often perceive disadvantages in owning stock in companies with controlling stockholders. In addition, these stockholders will be able to exercise a significant level of control over all matters requiring stockholder approval, including the election of directors and the approval of mergers, acquisitions or other extraordinary transactions. They may also have interests that differ from other stockholders of the Company and may vote in a way with which other stockholders of the Company disagree. This concentration of ownership may have the effect of delaying, preventing or deterring a change of control of the Company, could deprive the Company’s stockholders of an opportunity to receive a premium for their common stock as part of a sale of the Company and might ultimately affect the market price of the common stock.

Certain of the Company’s directors and executive officers may have other interests that may differ from, or are in addition to, the interests of the Company’s stockholders.

In addition to the conflicts of interest described above, if the stockholders approve the conversion of preferred stock into common stock and the election of directors at the annual meeting, the resulting changes in the Board and executive officer composition could result in the Company’s directors and executive officers having other interests and arrangements that are different from, or in addition to, those of the Company’s stockholders. These interests and arrangements may create potential conflicts of interest.

If we are unable to regain and/or maintain compliance with the listing standards of Nasdaq, our common stock could be delisted and may become subject to “penny stock” rules, which could have a material adverse effect on the liquidity of our common stock, the ability of investors to sell their shares and our ability to raise funding.

On May 21, 2026, we received notice from Nasdaq stating that due to the Company’s non-compliance with the $2.5 million stockholders’ equity requirement set forth in Nasdaq Listing Rule 5550(b)(1) as of March 31, 2026, the Company was subject to delisting unless it submitted a plan within 45 days (by July 6, 2026) to regain compliance. If the plan is accepted, the Company may be granted an extension of up to 180 days from May 21, 2026, to regain compliance. If the plan is not accepted, the Company may appeal to the Nasdaq Hearings Panel (the “Panel”). The Company submitted a timely plan. On August 25, 2026, Nasdaq notified the Company that Nasdaq has determined that the Company complies with Rule 5550(b)(1) but that the Company is subject to delisting if it fails to evidence compliance in its next periodic report filed with the Securities and Exchange Commission. The Company believes it will be able to evidence compliance in its next periodic report.

3

On February 25, 2026, we received notice from Nasdaq that we were no longer in compliance with the minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Requirement”) because the bid price of our common stock had closed below $1.00 per share for the previous 30 consecutive business days. Initially, we had until August 24, 2026, to regain compliance with the Bid Price Requirement. The Company sought an extension to comply with the Bid Price Requirement. On August 25, 2026, Nasdaq granted the Company an additional 180 calendar days, or until February 22, 2027, to regain compliance.

In addition, on August 25, 2026, we received notice from Nasdaq that the transaction with Cy will constitute a change of control under Nasdaq Listing Rules and that we will need to complete a Nasdaq initial listing application and the Nasdaq initial listing process before obtaining shareholder approval for the conversion of preferred stock into common stock. The minimum bid price needed for an initial listing on the Nasdaq Capital Market is $4.00 per share.

The delisting of our common stock on Nasdaq could have a material adverse effect on us, including on our ability to raise capital on terms acceptable to us, or at all, and may result in the potential loss of confidence by investors, suppliers, customers and employees and fewer business development opportunities. Upon any delisting, our common stock could become subject to the regulations of the SEC relating to the market for penny stocks. Penny stocks are securities with a price of less than $5.00 per share unless (i) the securities are traded on a “recognized” national exchange or (ii) the issuer has net tangible assets in excess of $2,000,000 (if the issuer has been in continuous operation for at least three years) or $5,000,000 (if in continuous operation for less than three years), or with average annual revenues of at least $6,000,000 for the last three years.

The procedures applicable to penny stocks require a broker-dealer to (i) obtain from the investor information concerning his financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives. The regulations applicable to penny stocks may severely affect the market liquidity for our common stock and could limit the ability of stockholders to sell their common stock in the secondary market.

4

Risks Relating to Controlled Substance Laws and Regulation

Because CY200 and CY201 contain psilocybin and psilocin, respectively, each a Schedule I substance, they are subject to Schedule I controls under the U.S. Controlled Substances Act, including registration, security, recordkeeping and quota requirements administered by the U.S. Drug Enforcement Administration, and Schedule 1 controls under the UK Misuse of Drugs Act 1971 and the Misuse of Drugs Regulations 2001, including Home Office licensing, security and recordkeeping requirements, and this could delay or prevent the development and commercialization of CY200 or CY201.

In the United States, psilocybin and its active metabolite, psilocin, are listed by the U.S. Drug Enforcement Administration (the “DEA”) as controlled substances under the U.S. Controlled Substances Act (the “CSA”), specifically as Schedule I substances. Schedule I substances by definition have a high potential for abuse, have no currently “accepted medical use” in the United States, lack accepted safety for use under medical supervision, and may not be prescribed, marketed or sold in the United States. Schedule I and II substances are subject to the strictest controls under the CSA, including manufacturing and procurement quotas, security requirements to guard against theft or diversion, and criteria for importation. Because CY200 and CY201 contain Schedule I substances, each U.S. research site must, before conducting clinical trials, submit a research protocol to the DEA and obtain and maintain a DEA Schedule I researcher registration authorizing the site to handle and dispense the applicable product candidate and to obtain the product from our importer or manufacturer. If the DEA delays or denies the grant of a researcher registration or approval of a research protocol to one or more research sites, our planned or ongoing clinical trials of CY200 or CY201 could be significantly delayed, and we could lose clinical trial sites. Facilities conducting research, manufacturing, distributing, importing or exporting, or dispensing controlled substances must also be registered to perform those activities and must maintain the security, control, recordkeeping, reporting and inventory mechanisms required by the DEA to prevent drug loss and diversion. All such facilities must renew their registrations annually, except dispensing facilities, which must renew every three years, and the DEA conducts periodic inspections of registered establishments that handle controlled substances. Obtaining and maintaining the necessary registrations may delay the importation, manufacture or distribution of CY200 or CY201. In addition, to the extent we or our contract manufacturers conduct manufacturing or repackaging or relabeling in the United States, we and our contract manufacturers would be subject to the DEA’s annual manufacturing and procurement quota requirements with respect to psilocybin; psilocybin would be subject to such quotas while controlled in Schedule I or II unless it is placed in Schedule III, IV or V or descheduled, and the annual quota allocated to us or our contract manufacturers may not be sufficient to complete our clinical trials of CY200 or CY201 or, if CY200 or CY201 is approved, to meet commercial demand. In January 2026, the DEA finalized its aggregate production quotas for 2026, increasing the psilocybin production quota to 50,000 grams (from 30,000 grams in 2025), reflecting growing research demand; however, there can be no assurance that future quota allocations will be sufficient for our needs or that the DEA will continue to increase quotas. Any delay or refusal by the DEA in establishing our or our contract manufacturers’ procurement or production quotas could delay or stop our clinical trials or any product launch. In the United Kingdom, psilocybin is a Class A drug under the Misuse of Drugs Act 1971 and is listed in Schedule 1 to the Misuse of Drugs Regulations 2001 (the “2001 Regulations”). Schedule 1 drugs have no recognized medical use in the UK. Research and clinical trials involving Schedule 1 substances in the UK require a Home Office domestic controlled drugs license, which can take months to process and requires enhanced secure storage facilities. Any delay or refusal by the Home Office in granting such a license could delay or prevent our Phase 2 trial of CY200 in the United Kingdom. The UK government accepted in principle the Advisory Council on the Misuse of Drugs’ (“ACMD”) recommendations in July 2025 to pilot an exemption from the Home Office license requirement for universities and hospitals conducting research clinical trials and other approved clinical trials with Schedule 1 drugs. However, because the policy is still being designed, standard Schedule 1 licensing requirements remain fully in effect. UK clinical trials also require authorization from the Medicines and Healthcare products Regulatory Agency (the “MHRA”) under the Medicines for Human Use (Clinical Trials) Regulations 2004, as amended by the Medicines for Human Use (Clinical Trials) (Amendment) Regulations 2025, effective April 28, 2026, and a favorable opinion from a UK research ethics committee. Any delay or refusal of approval could delay or prevent our Phase 2 trial from proceeding. As of the date of this Current Report, we have not yet submitted an investigational new drug application for CY200 or CY201 to the FDA and have not applied for any DEA registration or quota for CY200 or CY201. We are not yet the sponsor of any clinical study of CY200 or CY201 in the United States.

Because CY200 and CY201 contain Schedule I substances, approval by the U.S. Food and Drug Administration (the “FDA”) alone would not permit U.S. marketing of CY200 or CY201 until applicable controlled-substance scheduling action is effective, and an MHRA marketing authorization alone would not eliminate UK scheduling requirements; delays in either process could delay commercialization respectively in the U.S. and/or the UK.

For a product containing psilocybin or psilocin to be lawfully marketed for medical use in the United States, the relevant substance or drug product would need to be placed in Schedule II, III, IV or V, or otherwise removed from Schedule I. FDA approval would satisfy the “accepted medical use” element relevant to that scheduling determination. If and when CY200 or CY201 receives FDA approval, applicable federal scheduling action would be required before it could be prescribed to patients in the United States because an FDA-approved drug product cannot remain in Schedule I. That determination will depend on FDA approval and the scheduling analysis and recommendation of the U.S. Department of Health and Human Services (“HHS”), and, if HHS recommends that the approved drug be controlled in Schedule II, III, IV or V, the DEA generally must issue an interim final rule controlling the drug no later than 90 days after the later of its receipt of HHS’s scientific and medical evaluation and scheduling recommendation or notice of FDA approval. The interim final rule becomes immediately effective and must provide interested persons an opportunity to comment and request a hearing; a final rule follows after those proceedings. Delays in the HHS recommendation, FDA approval or other steps preceding issuance of the interim final rule, or in subsequent scheduling proceedings, could delay the launch of CY200 or CY201 in the United States. Moreover, even assuming categorization as a Schedule II or lower controlled substance, the active ingredient in the final dosage form could remain listed on Schedule I, and separate scheduling determinations may be required under state laws and regulations. In August 2025, the DEA formally transmitted a petition it received to reschedule psilocybin from Schedule I to Schedule II of the CSA to HHS for review. While this petition, if granted, could facilitate future rescheduling of psilocybin, no scheduling action has been taken as of the date of this Current Report, and there can be no assurance as to the timing or outcome of such proceedings. In the United Kingdom, no psilocybin-based medicines currently hold an MHRA marketing authorization. If an MHRA marketing authorization were granted, the Home Office has indicated that it would review the scheduling of psilocybin under the 2001 Regulations, subject to advice from the ACMD. This process could introduce delays separate from and in addition to any FDA-related scheduling delays and could affect whether and how CY200 or CY201 could be marketed, prescribed or supplied in the UK.

5

The FDA, the DEA, the MHRA, the Home Office, or comparable foreign regulatory authorities may require additional data regarding the abuse potential of CY200 or CY201, which could increase our development costs and delay approval and any rescheduling.

During the review process, and prior to approval, the FDA may determine that it requires additional data, from either non-clinical or clinical studies, including with respect to whether, or to what extent, CY200 or CY201 has abuse or misuse potential. The FDA, the DEA, the MHRA, the Home Office, or any foreign regulatory authority could require us to generate more clinical or other data than we currently anticipate in order to establish whether or to what extent psilocybin has an abuse potential, including through a human abuse potential study or an equivalent study. Any such requirement could increase our development costs and delay the marketing approval, rescheduling and launch of CY200 or CY201. Any additional data requirement may also introduce a delay into the approval and any potential rescheduling process, and the length of that delay would depend on the quantity of additional data required. A human abuse potential study or equivalent study may also determine that, upon regulatory approval, CY200 or CY201 remains appropriately controlled in a restrictive schedule, which could limit its commercial attractiveness. Depending on the abuse-potential findings, labeling and any risk-management requirements imposed by the FDA or MHRA, and any controlled-substance requirements imposed by the DEA or Home Office CY200 or CY201 could be required to be administered at qualified trial or treatment sites rather than dispensed for self-administration, which could limit commercial uptake. We have not yet submitted an investigational new drug application for CY200 or CY201 to the FDA.

Regulators may require more nonclinical, clinical or chemistry, manufacturing and controls data for CY200 or CY201 than we expect, which could increase our costs, delay or prevent approval, or limit the scope of any approval.

We expect to rely in part on published nonclinical and clinical data on psilocybin and psilocin to support the development of CY200 and CY201. Published data on psilocybin and psilocin may concern studied test materials that differ from CY200 and CY201 in source, composition and formulation and the FDA, the MHRA, or other regulators may conclude that the published data do not support the safety or efficacy of CY200 or CY201 at our proposed dose or dosing regimen. The FDA, the MHRA or other regulators may require additional toxicology, clinical pharmacology, drug interaction or safety exposure data and, because CY200 and CY201 are botanically derived, additional data showing that their composition and therapeutic effect are consistent from batch to batch. Any such requirements could increase our costs and delay development.

The legal and regulatory regime applicable to psychedelic therapies is evolving rapidly and remains uncertain, and changes in law, regulatory guidance, agency leadership or enforcement priorities could adversely affect our CY200 and CY201 programs.

Given the limited recent experience with the clinical use of psychedelic drugs, it is likely that the regulatory landscape applicable to CY200 and CY201 will continue to evolve, and it could do so rapidly. We cannot guarantee that we will be able to, or will have the resources to, adapt to changes in regulatory requirements. In July 2026, the FDA issued final guidance titled “Psychedelic Drugs: Considerations for Clinical Investigations,” which sets out the FDA’s current, nonbinding recommendations on matters including abuse-potential assessment, trial design, safety monitoring and psychological or behavioral interventions used in psychedelic-drug trials. The FDA has characterized these recommendations as nonbinding, but the agency’s expectations as reflected in the guidance could influence the design and cost of our clinical program. The FDA and foreign regulatory authorities may revise or supplement such recommendations through regulation, guidance or other communications at any time, as drug development in this area evolves. In the UK, the Misuse of Drugs Act 1971, the 2001 Regulations and the Medicines for Human Use (Clinical Trials) Regulations 2004, as amended by the Medicines for Human Use (Clinical Trials) (Amendment) Regulations 2025, also establish requirements that may evolve, and the Home Office, the MHRA and the ACMD may revise or supplement their implementation or guidance. Because clinical trials take significant time, we cannot assure you that the design of our clinical program for CY200 or CY201 will remain consistent with future regulatory recommendations for clinical investigations involving psychedelic drugs.

6

State controlled substance laws, foreign controlled substance laws and international treaty obligations impose separate licensing and scheduling requirements that could delay or restrict the development and commercialization of CY200 or CY201.

Individual U.S. states have also established controlled substance laws and regulations, and many state laws classify psilocybin and psilocin as Schedule I controlled substances. Although state controlled substance laws often mirror federal law, because the states are separate jurisdictions they may separately schedule CY200 or CY201. While some states automatically schedule or reschedule a drug based on federal action, other states schedule drugs through rulemaking or legislative action. State scheduling may delay the commercial sale of CY200 or CY201 even if we obtain federal regulatory approval, and adverse scheduling could have a material adverse effect on the commercial attractiveness of the product. We or our partners must also obtain separate state registrations, permits or licenses in order to obtain, handle and distribute controlled substances for clinical trials or commercial sale, and failure to meet applicable regulatory requirements could lead to enforcement and sanctions by the states in addition to those imposed by the DEA or otherwise arising under federal law. We plan to conduct CY200 clinical activity outside the United States, including a Phase 2 trial in the United Kingdom, which will be subject to the Misuse of Drugs Act 1971 and the Misuse of Drugs Regulations 2001, including the UK controlled-substance licensing requirements applicable to Schedule 1 substances. We plan to conduct additional clinical activity for CY200 or CY201 outside the United States, including planned Phase 3 trials in the United States, Europe and Australia, and non-U.S. controlled-substance licensing requirements will accordingly apply to that activity. In the United Kingdom, the possession and supply of Schedule 1 controlled substances for the Phase 2 trial require Home Office licenses. Our contract packager and each of the Phase 2 trial sites hold such licenses. Our contract manufacturer holds the licenses required in its jurisdiction to manufacture CY200. Psilocybin and psilocin are listed in Schedule I of the 1971 Convention on Psychotropic Substances, and parties to that Convention are generally required to apply licensing and authorization controls to the manufacture, trade, distribution, import and export of Schedule I substances, subject to the Convention’s terms and domestic implementing law. Certain jurisdictions may not permit the use or production of psilocybin, nor provide any exemption or regulatory approval that could allow for the lawful use or production of such substances.

Any failure by us or by our third party contractors to comply with controlled substance laws could result in the loss of registrations or licenses, substantial fines and civil or criminal sanctions.

Failure to maintain compliance with the CSA, particularly non-compliance resulting in loss or diversion of controlled substances, can result in regulatory action that could have a material adverse effect on our business, financial condition and results of operations. The DEA may seek civil penalties, refuse to renew necessary registrations, or initiate proceedings to restrict, suspend or revoke those registrations, and in certain circumstances violations could lead to criminal proceedings. In the UK, violation of the Misuse of Drugs Act 1971 or the conditions of a Home Office license could similarly result in revocation of the license, criminal prosecution, and fines. Even assuming that CY200 or CY201 is approved and rescheduled by regulatory authorities to allow its commercial marketing, any controlled-substance active ingredient in CY200 or CY201 could remain a Schedule I substance, or the state or foreign equivalent. Violations of applicable U.S. federal, state, local or foreign controlled-substance laws could result in fines or other civil penalties, administrative sanctions, suspension or revocation of licenses or registrations or, in appropriate cases, criminal charges and penalties, including imprisonment. Any of the foregoing could have a material adverse effect on us, including on our reputation and ability to conduct business, our financial position, operating results, profitability or liquidity, and the market price of our common stock. In addition, it is difficult for us to estimate the time or resources that would be needed for the investigation or defense of any such matter or for its final resolution, and such time or resources could be substantial. The clinical trial and commercial risks described above are compounded by the fact that the DEA registration of an investigator or site conducting a clinical trial may be revoked, or a Home Office license or other UK authorization may be revoked or suspended, which would require us to suspend or terminate activity at that site.

7

Restrictions on the importation, exportation and cross-border transportation of CY200 or CY201 and any controlled-substance component, including UK Home Office import and export licensing requirements, could interrupt our clinical supply.

The shipment, import and export of CY200 or CY201 and any controlled-substance active pharmaceutical ingredient used to manufacture it would require the registrations, permits and other authorizations applicable in the importing and exporting jurisdictions, including, where the United States is the importing or exporting jurisdiction, applicable DEA registrations and U.S. import or export permits. Importing CY200 or CY201 or any controlled-substance active pharmaceutical ingredient into the UK would require a separate Home Office import license, and exporting controlled drugs from the UK would require a separate Home Office export license; export from the manufacturing jurisdiction would also require corresponding export authorization. Our current clinical supply chain depends on the export of CY200 from our contract manufacturer in North America and its import into the United Kingdom by our contract packager, which holds a Home Office controlled drugs license and must obtain a Home Office import license for each shipment, before onward supply to the Phase 2 trial sites. These requirements are separate from applicable DEA registrations and U.S. import or export permits. We may not be granted, or if granted may not maintain, such licenses from the authorities in certain countries. Even if we obtain the relevant licenses, shipments of active pharmaceutical ingredient and finished CY200 or CY201 drug product may be held up or lost in transit, which could cause significant delays and may lead to product batches being stored outside required temperature ranges, and inappropriate storage may damage the shipment, resulting in delays in clinical trials or, upon any commercialization, a partial or total loss of revenue from one or more shipments. The DEA provides annual assessments and estimates to the International Narcotics Control Board, which guides the DEA in the amounts of controlled substances that it authorizes to be imported, and the failure to identify an importer or to obtain the necessary import authority, including for specific quantities, could affect the availability of CY200 or CY201. Applications to register as an importer of Schedule I or II controlled substances are subject to DEA public-interest review and Federal Register notice procedures. In addition, the CSA generally prohibits importation of Schedule I or II controlled substances except in specified circumstances, including when the Attorney General finds that domestic supplies are inadequate, competition among domestic manufacturers is inadequate, or limited quantities are needed exclusively for scientific, analytical or research uses. If CY200 or CY201 or a controlled-substance component could not lawfully be imported in the quantities needed for commercial supply, we could be required to manufacture that material in the United States through an appropriately registered manufacturer. The transportation of CY200 or CY201 to clinical trial sites is also subject to security requirements and other controls under applicable controlled substance laws and regulations.

Risks Relating to Clinical Development of CY200 and CY201

Clinical trials of CY200 or CY201 may be delayed, suspended or terminated, including as a result of clinical holds, a failure to obtain or maintain MHRA clinical trial authorization, an MHRA decision to suspend or terminate a clinical trial, or safety findings, and adverse side effects could result in a restrictive label, a risk mitigation program or the denial of regulatory approval.

We may experience delays in initiating, conducting or completing the randomized Phase 2 clinical trial of CY200 in Complex Regional Pain Syndrome Type 1 (“CRPS Type 1”) or any subsequent trial of CY200 or CY201. Such delays may result from a failure to obtain regulatory approval to commence or modify a trial, including the imposition of a temporary or permanent clinical hold by regulatory authorities for a number of reasons, such as following review of an investigational new drug application or amendment, a clinical trial application or amendment, a finding that the trial presents unreasonable risk to clinical trial participants, a negative finding from an inspection of our clinical trial operations or study sites, or the occurrence of a suspected unexpected serious adverse reaction or a serious adverse event during a trial. The Phase 2 trial will be conducted in the United Kingdom and will require authorization from the MHRA under the Medicines for Human Use (Clinical Trials) Regulations 2004, as amended by the Medicines for Human Use (Clinical Trials) (Amendment) Regulations 2025, effective April 28, 2026, together with a favorable opinion from a UK research ethics committee. The MHRA may suspend or terminate a clinical trial, and any delay, refusal, suspension or termination of the MHRA authorization or the research ethics committee’s favorable opinion could delay or prevent our Phase 2 trial. We could also encounter delays if a clinical trial is suspended or terminated by us, by the institutional review boards, UK research ethics committees, or other ethics committees of the institutions in which the trial is being conducted, by the applicable data review committee or data safety monitoring board, by the FDA, MHRA, or other regulatory authorities, or if the DEA registration of an investigator or site conducting the clinical trial is revoked or an applicable Home Office license is revoked or suspended. As with pharmaceuticals generally, there may be unexpected or undesirable side effects, adverse events and other risks associated with the use of CY200 or CY201 that future clinical trials may reveal. There can be no assurance that deaths or serious side effects will not occur, even in a clinical setting. Because of the high variability in how different individuals react to psilocybin, certain clinical trial participants may have negative experiences with the treatment that could subject us to liability or, if publicized, reputational harm. In addition to side effects caused by the product candidate itself, the administration process and related procedures can cause adverse side effects; if we are unable to demonstrate that any such adverse events were caused by the administration process or related procedures, the FDA, MHRA, or other regulatory authorities could order us to cease further development of, or deny approval of, CY200 or CY201. Undesirable side effects could also result in a more restrictive label, including contraindications or a boxed warning, a requirement that we implement a Risk Evaluation and Mitigation Strategy (“REMS”) to ensure that the benefits of the treatment outweigh its risks, or the delay or denial of regulatory approval. Clinical trials are by design based on a limited number of subjects and of limited duration of exposure, and we cannot be sure that all side effects of CY200 or CY201 will be uncovered; a more complete safety profile may be identified only with a significantly larger number of patients exposed for a longer duration, and even larger clinical trials may not identify rare serious adverse effects.

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If CY200 or CY201 produces readily perceptible psychoactive effects, functional unblinding and expectancy bias could hinder the interpretability or regulatory acceptability of our clinical trial results.

Our later-stage clinical trials of CY200 or CY201 may present challenges related to conducting adequate and well-controlled clinical trials, including designing an appropriate comparator arm given the potential difficulties related to maintaining the blind during the trial and the potential for placebo or nocebo effects. Even in a placebo-controlled or active-controlled trial, it is possible that participants and investigators will be able to discern whether the administered dose is the product candidate, a placebo or an active control, if the product candidate produces readily perceptible psychoactive effects – a phenomenon known as functional unblinding. Accordingly, placebo-controlled or active-controlled trials of CY200 or CY201 may be subject to limitations similar to those of open-label trials. Concerns about functional unblinding, expectancy bias or the impact of our model for supporting and monitoring participants during dosing sessions could hinder the interpretability or the regulatory acceptability of data from our clinical trials of CY200 or CY201. The FDA’s July 2026 final guidance on psychedelic drug clinical investigations specifically addresses functional unblinding and expectancy bias and recommends that sponsors design trials to mitigate the impact of these phenomena. The guidance further recommends that sponsors evaluate durability of treatment effect, which could increase the cost and duration of our clinical program. These methodological challenges are heightened in our indication because the primary efficacy measure for CRPS Type 1 is based on the responder rate, in which a participant is deemed to be a responder if the mean pain numerical rating scale (“NRS”) score over the seven days from Day 15 to Day 21 is at least 30% lower than baseline. The key secondary measures include the change from baseline in the mean NRS score over the same seven days and over the seven days from Day 36 to Day 42, and the Patient Global Impression of Change at Day 20. The primary and key secondary endpoints are patient-reported and therefore particularly susceptible to expectancy effects. In addition, regulatory authorities may change their views on aspects of our clinical program, including study designs, or on the ability of the studies as designed to support approval of CY200 or CY201, and may disagree with our interpretation of the resulting data or with the adequacy or statistical interpretability of our endpoints.

We may be unable to enroll and retain a sufficient number of patients with CRPS Type 1 in our clinical trials of CY200 or CY201, which could delay or prevent completion of our development program.

Identifying and qualifying trial participants is critical to our success, and the timing of our clinical trials depends on the speed at which we can recruit participants and our ability to enroll a sufficient number of patients who remain in the trial until its conclusion. Patient enrollment depends on many factors, including the size of the patient population required for analysis of the trial’s primary endpoints and the process for identifying patients; the design of the clinical protocol and the patient eligibility and exclusion criteria for the trial; the safety profile of the product candidate to date; the willingness or availability of patients to participate, including in light of the perceived risks and benefits, stigma or side effects associated with the use of a controlled substance, which may be influenced by negative publicity; the proximity of patients to clinical sites; competition with other companies for clinical sites or patients; and our ability to recruit clinical trial investigators with the appropriate competencies and experience. These challenges are heightened for CY200 and CY201 because CRPS is a rare disorder for which psilocybin has received Orphan Drug Designation, and the limited size and geographic dispersion of the eligible patient population may make recruitment more difficult and more expensive than for more prevalent indications. Because the Phase 2 trial of CY200 will be conducted in the United Kingdom, it may present additional challenges related to recruiting CRPS Type 1 patients in a limited geographic area and the willingness of UK patients to participate in a trial involving a Class A controlled substance. The Phase 2 protocol requires participants to have been on a stable medication regimen for at least four weeks before dosing and excludes participants using high-dose opioid medication (more than 80 mg morphine equivalent daily dose) or an unstable opioid dose, or serotonin agonists within four weeks of dosing. Selective serotonin reuptake inhibitors and serotonin and norepinephrine reuptake inhibitors are permitted at a stable dose. Delays in enrollment and withdrawals from a trial may result in increased costs and may affect the timing or outcome of our planned clinical trials. Even once enrolled, we may be unable to retain a sufficient number of patients to complete a trial or to have patients return for post-treatment follow-up, and lower-than-anticipated retention rates could compromise the interpretability of our data. Because the second tranche of our private placement financing will be funded only upon achievement of a clinical trial milestone that has not yet been achieved, any delay in enrollment or completion of the Phase 2 trial of CY200 could also delay or prevent our receipt of those additional proceeds. The Phase 2 trial is planned as a randomized, double-blind, placebo-controlled trial with four groups, each receiving two doses three weeks apart: placebo and placebo; 10 mg and placebo; 25 mg and placebo; and 25 mg and 25 mg. The trial is designed to randomize approximately 130 participants so that 104 participants complete the trial. As of the date of this Current Report, no participant has been enrolled.

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The dosing, administration, monitoring and session-protocol requirements for CY200 or CY201 have not been established with certainty, and regulators may disagree with our approach.

We may experience delays in establishing the appropriate dosage levels for CY200 or CY201 in clinical trials. Due to the complexity of the human brain and the central nervous system, it can be difficult to predict and understand why a drug may have a positive effect on some patients but not others, and why some individuals may react to the drug differently from others. These differences may result in different reactions that affect the effectiveness of CY200 or CY201 and may cause the proportion of patients, if any, who achieve a clinically meaningful response to fluctuate. In addition, if CY200 or CY201 produces clinically significant psychoactive effects, regulators may require a structured dosing session with monitoring by trained healthcare professionals, together with preparation and post-administration follow-up. The appropriate duration and content of any such session, the level and qualifications of monitoring personnel, the extent to which psychological support or psychotherapy should be part of treatment, and the metrics used to characterize any psychoactive experience may be uncertain or subject to regulatory requirements, and the FDA, MHRA or other regulatory agencies may not accept the approach we adopt. The FDA’s July 2026 final guidance recommends that sponsors employing psychological support or psychotherapy alongside drug administration use trial designs that can distinguish the contribution of the drug from any non-drug intervention, and that sponsors document their psychotherapy model since it may be incorporated into product labeling. These recommendations could affect the design and cost of our clinical trials and the labeling of CY200 or CY201, if approved. Regulatory authorities may require changes to our dosing regimen, session protocol or monitoring requirements at any time, including after the completion of clinical trials, and any such change could require additional clinical work, increase our costs, delay approval or reduce the commercial attractiveness of CY200 or CY201. Any protocol deviation by an investigator or site with respect to dosing or monitoring could also compromise our data and expose us to regulatory action and liability.

We depend on third-party contract research organizations, investigators and clinical trial sites to conduct our clinical trials of CY200 and CY201, and their failure to perform or to comply with good clinical practice requirements could delay or prevent regulatory approval.

We rely, and expect to continue to rely, on third parties, including independent clinical investigators, academic collaborators and contract research organizations (“CROs”), clinical data management organizations and medical institutions, to conduct our preclinical studies and clinical trials of CY200 and CY201 and to monitor and manage data for those programs. We rely on these parties for the execution of our studies and trials and control only certain aspects of their activities. Nevertheless, we remain responsible for ensuring that each of our studies and trials is conducted in accordance with the applicable protocol and with legal, regulatory and scientific standards, and our reliance on these third parties does not relieve us of our regulatory responsibilities. We and our third-party contractors and CROs are required to comply with good clinical practice (“GCP”) requirements, including U.S. GCP requirements enforced by the FDA and UK GCP requirements enforced by the MHRA, as well as comparable regulations and guidelines enforced by other regulatory authorities and which are intended to ensure that the health, safety and rights of patients are protected and that trial data integrity is assured. Regulatory authorities enforce these requirements through periodic inspections of trial sponsors, principal investigators and trial sites. If we, our investigators, our academic collaborators or any of our CROs fail to comply with applicable good clinical practice requirements, the clinical data generated in our clinical trials may be deemed unreliable, and the FDA, the MHRA, or comparable foreign regulatory authorities may require us to perform additional clinical trials before approving any marketing application for CY200 or CY201. If these third parties do not successfully carry out their contractual duties or obligations, do not meet expected deadlines, need to be replaced, or if the quality or accuracy of the clinical data they obtain is compromised, our clinical trials may be extended, delayed or terminated. Switching or adding third parties to conduct our clinical trials involves substantial cost and requires extensive management time and focus. These risks may be heightened because CY200 and CY201 contain Schedule I controlled substances, and the population of CROs and investigators with relevant controlled-substance experience may be limited; each participating U.S. site would need to obtain and maintain the applicable DEA researcher registration and protocol authorization, and the UK Phase 2 sites would need applicable Home Office controlled drugs licenses and MHRA authorization. Because the Phase 2 trial of CY200 will be conducted in the United Kingdom, the collection and processing of clinical trial data will be subject to UK data protection law, including the UK General Data Protection Regulation (the “UK GDPR”) and the Data Protection Act 2018, and any cross-border transfer of clinical trial data from the UK to the United States will need to comply with applicable transfer mechanisms under the UK GDPR.

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Negative results, adverse safety events or adverse publicity concerning other psychedelic programs, including studies not conducted by us, could adversely affect our CY200 and CY201 programs even if unrelated to CY200 or CY201.

We or regulatory authorities may learn of, and take action based on, side effects related to psilocybin or to compounds similar to CY200 or CY201 arising in studies not conducted by us, including investigator-initiated studies or studies conducted by other sponsors, spontaneous reports of the use of psilocybin outside of the clinical trial setting, or safety reports in the literature. Investigator-initiated studies of psilocybin may generate clinical trial data that raise concerns regarding the safety or effectiveness of psilocybin, and data generated in such studies may not be predictive of results in the populations or indications in which we are conducting, or plan to conduct, clinical trials. Adverse side effects caused by drugs that may be similar in nature to CY200 or CY201 could delay or prevent regulatory approval of CY200 or CY201, limit the commercial profile of any approved label, or result in significant negative consequences following any marketing authorization. The publication of negative results of studies or clinical trials, or of adverse safety events, relating to psychedelic compounds similar to CY200 or CY201 or to the therapeutic areas in which CY200 or CY201 would compete, could adversely affect our share price and our ability to finance future development of CY200 or CY201. In August 2024, the FDA issued a complete response letter declining to approve midomafetamine (MDMA)-assisted therapy for post-traumatic stress disorder (PTSD), citing concerns including functional unblinding, selection bias, durability, safety reporting, data integrity and the need for additional studies. While that decision related to a different compound and indication, it underscored the regulatory challenges facing the broader psychedelic drug development field and could affect investor and public perception of psychedelic therapies generally, including CY200 and CY201. Future adverse events in psychedelic research generally, or in the pharmaceutical industry more broadly, could also result in greater governmental regulation, stricter labeling requirements and potential regulatory delays in the testing or approval of CY200 or CY201.

Topline, interim or preliminary data from our clinical trials of CY200 or CY201 may not be representative of final results, and early results may not be predictive of the outcome of later-stage trials.

From time to time we may publish or report topline, interim or preliminary data from our clinical trials of CY200 or CY201, including topline data from the randomized Phase 2 trial of CY200 in CRPS Type 1 that our recent financings are intended to fund. Topline, interim or preliminary data may not be indicative of the final results of a trial and are subject to the risk that one or more of the clinical outcomes may materially change as patient enrollment continues or as more patient data become available. Such data also remain subject to audit and verification procedures that may result in the final data being materially different from the interim or preliminary data. As a result, topline, interim or preliminary data should be viewed with caution until final data are available. In addition, the outcome of preclinical studies and early clinical trials may not predict the success of later clinical trials, and a number of companies in the pharmaceutical and biotechnology industries have suffered significant setbacks in advanced clinical trials due to a lack of efficacy or unacceptable safety profiles, notwithstanding promising results in earlier phases. Apart from published academic case reports, the clinical data relied on by Cy Biopharma prior to the acquisition were generated in a small, uncontrolled, observational, open-label, proof-of-concept pilot run by a non-profit psilocybin service center licensed under Oregon’s Measure 109, and funded by Cy Biopharma. The pilot was not approved by an institutional review board for cohorts 1 and 2 and was intended solely for program and measurement development and from which no conclusions regarding efficacy should be inferred. The pilot comprised a small number of patients with CRPS or other chronic pain conditions who were dosed with a psilocybin formulation supplied under Oregon’s Measure 109 program rather than with CY200. A private institutional review board approved a third cohort in the first quarter of 2026. These data are not predictive of the results of our randomized Phase 2 trial or of any registrational trial. If the Phase 2 trial of CY200 does not produce results that we and regulatory authorities consider supportive, we may be unable to advance CY200 or CY201 into registrational development, we may fail to satisfy the clinical trial milestone required for the second tranche of our private placement financing, and the value of the assets we acquired in the Cy Biopharma acquisition could be materially impaired.

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Even if CY200 or CY201 is approved, the approved indication may be narrower than we seek.

Regulators may approve CY200 or CY201 only for a subset of patients with CRPS, a particular dosing regimen or a more limited claim than we seek, depending on the endpoints and populations studied. A narrower label could reduce the commercial potential of CY200 or CY201.

Orphan Drug Designation may not result in marketing exclusivity for CY200.

The FDA has granted Orphan Drug Designation for psilocybin for the treatment of CRPS. Designation does not mean that CY200 will be approved. Orphan drug exclusivity, which lasts seven years in the United States, is available only if CY200 is the first product containing the same active moiety to be approved for the designated use and we may not be entitled to exclusivity if CY200 is approved for a broader indication than the designated use. If another product containing the same active moiety is approved for the same use first, we would need to show that CY200 is clinically superior to obtain exclusivity, and we could be blocked from obtaining approval of CY200 for that use until the competing product’s exclusivity expires. Even if we obtain exclusivity, it would not prevent the approval of different drugs for CRPS or of the same drug for different uses. It also would not prevent the approval of the same drug for the same use if the later product is shown to be clinically superior. Exclusivity could be lost if we cannot supply sufficient quantities of CY200 to meet the needs of patients, or if the FDA later determines that the designation request was materially defective. In the United Kingdom, orphan status can be assessed only when an application for marketing authorization is made. We have not sought orphan designation in any other jurisdiction, and we may not obtain orphan designation or comparable exclusivity outside the United States.

We depend heavily on CY200 and CY201, and our other programs may not produce viable product candidates.

CY200 is the only clinical-stage product candidate we acquired with Cy Biopharma. A pharmacokinetic bridging study of CY201 is planned, but regulators may not accept bridging data as sufficient to rely on data generated with CY200, and additional studies of CY201 may be required. If their development fails or is delayed, our business would be materially harmed. Our preclinical programs, including CY30X and CY40X, may not yield product candidates suitable for clinical development, and we may spend significant resources on them without return.

Risks Relating to Manufacturing and Supply

Our reliance on third-party manufacturers and suppliers for CY200 and CY201 could expose us to supply, quality and capacity disruptions that delay clinical development or commercialization.

Neither we nor Cy Biopharma owns or operates any manufacturing capability used for CY200 or CY201. CY200 drug substance and drug product are manufactured by a third-party contract manufacturing organization in North America and quality-tested, packaged and labeled by a third-party GMP facility in the United Kingdom. To the extent we rely on third-party contract manufacturing organizations (“CMOs”) for the development, manufacture or production of CY200 or CY201 drug substance or drug product, we will depend on those third parties to supply material meeting applicable quality and regulatory requirements. Reliance on third-party providers exposes us to more risk than if we manufactured CY200 or CY201 ourselves. We do not control the manufacturing processes of our CMOs and are dependent on them for production in accordance with current good manufacturing practice (“cGMP”) requirements and applicable DEA regulations, including quality control, quality assurance and the maintenance of records and documentation, and, for manufacturing, importing or supplying CY200 or CY201 in the UK, UK good manufacturing practice (“UK GMP”) requirements as enforced by the MHRA and applicable Home Office controlled drugs licensing requirements. Manufacturing, importing or supplying CY200 or CY201 in the UK would require appropriate Home Office controlled drugs licenses in addition to MHRA manufacturing or import authorizations, and failure to obtain or maintain those licenses or authorizations could interrupt supply. Because CY200 and CY201 contain Schedule I controlled substances, our CMOs operating in the United States must also comply with enhanced DEA physical-security, recordkeeping and reporting requirements applicable to Schedule I substances, which may limit the number of CMOs available and willing to manufacture CY200 or CY201 and increase manufacturing costs. Our failure, or the failure of our third-party manufacturers, to comply with applicable regulations could result in sanctions being imposed on us, including fines, injunctions, civil penalties, delays, suspension or withdrawal of approvals, license revocation, seizures or recalls, operating restrictions and criminal prosecutions, any of which could significantly and adversely affect the supply of CY200 or CY201. If we rely on a limited number of CMOs, a disruption at one of those third parties could materially interrupt the supply of CY200 or CY201 and delay clinical development or commercialization. Because CY200 and CY201 contain Schedule I controlled substances, the number of suppliers authorized and capable of supplying the relevant controlled-substance material may be limited, and we or our third-party manufacturers may encounter shortages in the raw materials or active pharmaceutical ingredient necessary to produce CY200 or CY201 in the quantities needed for our clinical trials or, if approved, for commercialization, as a result of demand from competing businesses, quota restrictions, capacity constraints, or delays or disruptions in the market. If we were to experience an unexpected loss of supply, or if any supplier were unable to meet our demand, we could experience delays in our research, planned clinical studies or commercialization. We could be unable to find alternative suppliers of acceptable quality, in the appropriate volumes and at an acceptable cost, and the long transition periods necessary to switch manufacturers and suppliers may significantly delay our clinical studies and any commercialization. In some cases, the technical skills required to manufacture CY200 or CY201 may be unique or proprietary to the original CMO, and we may have difficulty, or there may be contractual restrictions prohibiting us from, transferring such skills to a back-up or alternate supplier. Our contract manufacturer is currently the sole source of CY200 drug substance and drug product. Cy Biopharma has commissioned and received an independent audit of the manufacturing facility for EU GMP compliance.

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Because CY200 and CY201 use botanically derived drug substances, manufacturing may present additional purity, potency and consistency risks, and manufacturing or formulation changes could require additional comparability work and delay development.

Because the active pharmaceutical ingredients of CY200 and CY201 are botanically extracted, achieving consistent purity, potency, stability and batch-to-batch consistency may be more difficult than for a wholly synthetic compound, and such source materials are also subject to additional controlled-substance handling requirements. Our CMOs must employ multiple steps to control the manufacturing process to assure that the process is reproducible and that CY200 or CY201 is made strictly and consistently in compliance with that process. Problems with the manufacturing process, even minor deviations from the normal process, could result in product defects or manufacturing failures that result in lot failures, product recalls, product liability claims or insufficient inventory to conduct clinical trials or supply commercial markets. Slight deviations affecting quality attributes and stability may result in unacceptable changes in the product. Although our suppliers are expected to maintain detailed procedures for testing product, there can be no assurance that any quality, potency or contamination problems will be detected in time to avoid unforeseen product recalls, regulatory action or lawsuits. In addition, as product candidates advance from early clinical trials toward potential approval and commercialization, it is common for various aspects of the development program, such as manufacturing methods and formulation, including excipients, salt forms, polymorphic forms and packaging, to be altered in an effort to optimize processes and results. Any such change could cause CY200 or CY201 to perform differently and affect the results of planned clinical trials, may require additional testing, FDA notification or FDA approval, MHRA notification or authorization, and may require us to conduct bridging or bioequivalence studies to relate the modified product to earlier versions. Changes in manufacturing site, scale, process controls or batch size as development advances may require additional comparability data or bridging work before or during registrational development and could delay the initiation or completion of a trial. The manufacture of commercial-quality product may have long lead times, may be very expensive and requires significant effort, including scale-up of production to anticipated commercial scale, process characterization and validation, analytical method validation, identification of critical process parameters and product quality attributes, and multiple process performance and validation runs.

Risks Relating to Commercialization and Market Acceptance

Even if CY200 or CY201 is approved and rescheduled in the United States, or receives an MHRA marketing authorization and any necessary UK scheduling action, post-approval controlled substance restrictions on prescribing, dispensing, distribution and handling could materially limit its commercial uptake.

If CY200 or CY201 is approved by the FDA and the finished dosage form is listed by the DEA as a Schedule II, III, IV or V controlled substance, its manufacture, importation, exportation, domestic distribution, storage, sale, prescribing, dispensing and legitimate use will remain subject to significant regulation by the DEA. Prescribing and dispensing of Schedule II controlled substances is subject to heightened restrictions; for example, Schedule II prescriptions are subject to specific form and signature requirements and generally may not be refilled; limited emergency exceptions apply under DEA regulations. If CY200 or CY201 is scheduled as Schedule II, III, IV or V, we would also need to identify wholesale distributors with the appropriate DEA registrations and authority to distribute the product, and those distributors would need to obtain the corresponding distribution registrations. Any limitation on our ability to distribute CY200 or CY201 more broadly may limit commercial uptake and could negatively affect our prospects, and the failure to obtain, delay in obtaining, or loss of any such registration could result in increased costs. If CY200 or CY201 is a Schedule II drug, participants in our supply chain would be subject to enhanced DEA physical-security, recordkeeping and inventory requirements, which may include alarms and specified secure storage depending on the activity, facility and dosage form, which may discourage some pharmacies from carrying the product. Depending on the final schedule, labeling and any FDA-required risk-management measures applicable to CY200 or CY201, the product could be subject to supervised-administration or distribution restrictions that limit commercial uptake. Furthermore, state controlled-substance laws and enforcement initiatives intended to reduce prescription drug abuse, including requirements in some states that prescribers consult a prescription drug monitoring program, may make prescribers less willing to prescribe, and pharmacies less willing to dispense, controlled substances. These restrictions may be particularly consequential for CY200 or CY201 because the target patient population is treated for chronic pain, an area already subject to heightened prescribing scrutiny. In addition, prescription drug monitoring programs and state-level prescribing restrictions applicable to controlled substances could create additional administrative burdens for prescribers of CY200 or CY201, potentially discouraging prescribing and limiting patient access. Commercial marketing of CY200 or CY201 in the UK would require an MHRA marketing authorization and a subsequent review of psilocybin’s scheduling under the Misuse of Drugs Act 1971 and the 2001 Regulations. Even if an MHRA marketing authorization were granted, the timing and outcome of that review, and any continuing Home Office controlled-substance licensing requirements, could delay or restrict the prescribing, dispensing, distribution and handling of CY200 or CY201 in the UK.

The FDA could require a REMS for CY200 or CY201, and the MHRA may impose comparable risk-management or risk-minimization measures as conditions of any UK marketing authorization, and supervised-administration or certified-site requirements could restrict patient access and commercialization.

The FDA may require a REMS as a condition of approval for CY200 or CY201 if it determines that such measures are necessary to ensure that the benefits of the product outweigh its risks; the MHRA may impose comparable risk-management or risk-minimization measures as conditions of any UK marketing authorization, and comparable measures may apply in other jurisdictions. This could entail requirements for patient monitoring, a medication guide, physician communication plans or additional elements to assure safe use, such as restricted distribution methods, certified sites, patient registries and other risk minimization tools. REMS programs are costly and time-consuming for providers to comply with and involve a high administrative burden, which could delay or limit our ability to commercialize CY200 or CY201. If a REMS or approved labeling requires administration only at certified or otherwise qualified sites, the number of sites available to administer CY200 or CY201 could be limited. Sites may also have difficulty satisfying the requirements of any REMS or comparable foreign program. Any such limitations could make it impracticable or impossible for some potential patients to access CY200 or CY201, if approved, which could limit the overall size of our potential patient population and harm our results of operations. If site certification or qualification is required, commercialization could depend on the availability of a sufficient network of third-party treatment sites that satisfy applicable requirements. If we are unable to establish or collaborate with such a network, it would have a material adverse effect on our business and ability to grow. Given the novel nature and scheduled-drug status of CY200 and CY201, third-party treatment sites may face additional financial and administrative burdens in order to deliver the treatment, and the certification process can be very costly and time-consuming, which could delay a site’s ability to provide CY200 or CY201 and materially adversely affect our commercialization trajectory. Third-party treatment sites could also demand higher payments to administer CY200 or CY201, which could result in higher costs for payors and patients, and reimbursement levels may be inadequate to cover sites’ costs of delivering the treatment.

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If CY200 or CY201 requires supervised administration by trained healthcare professionals, limited provider and site capacity and the duration and cost of treatment sessions could restrict commercial scalability.

Our current CY200 Phase 2 clinical protocol requires pre-dose participant preparation and post-dose supervision and care at each dosing visit, with participants discharged approximately six to eight hours after dosing. Cy Biopharma and its designated contract research organization will determine the qualifications and training required for administering or monitoring personnel. If CY200 or CY201 is approved with comparable requirements, commercial administration could depend on an adequate number of trained healthcare professionals and appropriately equipped treatment sites. If third-party sites fail to recruit, train and retain a sufficient number of qualified healthcare professionals, or if they demand substantial financial resources from us to do so, our ability to offer and administer CY200 or CY201 would be greatly harmed, which may in turn reduce the market acceptance rate of the treatment. If administration requires supervision by healthcare professionals, failures to follow applicable protocols or other misconduct during administration could put patients at risk and subject us to potential liability, regulatory proceedings and reputational harm. Any required site infrastructure, equipment or dedicated treatment space could deter sites from offering CY200 or CY201 and reduce the number of patients who can be treated and may make the economics of delivering CY200 or CY201 unattractive to providers, notwithstanding that CY200 and CY201 are being developed as intermittently dosed therapies administered in supervised sessions, with the CY200 Phase 2 design contemplating two doses, administered on Day 1 and Day 22.

Coverage and adequate reimbursement for CY200 or CY201 may not be available, and the limited evidence base for psilocybin in chronic pain may make it difficult to demonstrate value to payors.

The successful commercialization of CY200 or CY201 will depend in part on the extent to which governmental authorities and private health insurers establish coverage, adequate reimbursement levels and favorable pricing policies. There is significant uncertainty related to third-party payor coverage and reimbursement of newly approved drugs, and no uniform policy for coverage and reimbursement of drug therapies exists among third-party payors in the United States, so coverage and reimbursement can differ significantly from payor to payor. Obtaining and maintaining reimbursement status is time-consuming and costly. Governmental payors, health maintenance organizations, managed care organizations, pharmacy benefit managers and other third-party payors are increasingly attempting to manage healthcare expenditures by limiting both coverage and the level of reimbursement of new drugs, and they may not cover or provide adequate reimbursement for CY200 or CY201. If CY200 or CY201 requires supervised, session-based administration, reimbursement may be particularly difficult to secure because payment would need to cover not only the drug product but also the site, personnel and monitoring time associated with administration, and existing billing codes and payment methodologies may not accommodate that model. In addition, research regarding the medical benefits, viability, safety, efficacy and dosing of psychedelic compounds remains at a relatively early stage, and there have been few clinical trials of psilocybin in chronic pain indications generally or in CRPS Type 1 specifically. Future research and clinical trials may draw opposing conclusions to the articles, reports and studies on which we have relied, or may reach negative conclusions regarding the medical benefits, viability, safety, efficacy or dosing of psilocybin. In England, NHS coverage and reimbursement would generally depend on a positive technology appraisal by the National Institute for Health and Care Excellence (“NICE”), which assesses clinical effectiveness and cost-effectiveness. Without a favorable NICE recommendation, CY200 or CY201 may not be available through the NHS, and patient access in the UK could be limited to private prescriptions. Obtaining reimbursement in the UK through NICE presents particular challenges for novel psychedelic therapies given the limited clinical evidence base and the need to demonstrate cost-effectiveness compared to existing treatments. The duration of benefit following a single administration and the need for repeat dosing have not been established, and our internal commercial model assumes repeat administration over a time-limited treatment period. The available evidence on duration of effect is limited to an observed duration of effect exceeding two months in three patients in the observational studies described above, together with preclinical mouse data in which a single dose of psilocybin produced sustained reversal of allodynia. If repeat administrations are needed, treatment costs will be higher and reimbursement correspondingly more difficult to secure. Failure to obtain or maintain coverage and adequate reimbursement would limit our ability to market CY200 or CY201 and decrease our ability to generate revenue.

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Public perception, stigma and adverse publicity concerning psilocybin and psychedelic therapies may generate controversy, delay approval and limit market acceptance of CY200 or CY201.

Treatments containing controlled substances may generate public controversy. Political and social pressures and adverse publicity could lead to delays in the approval of, and increased expenses for, CY200 or CY201, and opponents of these treatments, which may include regulators, may seek to prevent approvals, restrict marketing or demand the withdrawal of any regulatory approvals, and may seek to generate negative publicity in an effort to persuade the medical community to reject these treatments. Adverse publicity relating to psychedelic substances may result from political or social opposition to controlled substances, from recreational misuse or abuse, or from clinical trial conduct. Adverse publicity from misuse of psychedelic substances or risky behavior associated with recreational use may adversely affect our ability to obtain regulatory approval of CY200 or CY201 and, if approved, may adversely affect its commercial success or market penetration. The psychedelic therapy market faces specific marketing challenges given the status of these substances as controlled substances, which has resulted in past and current public perception that such products have negative health and lifestyle effects and the potential to cause physical and social harm due to their psychoactive effects and concerns regarding abuse or misuse; any marketing efforts by us would need to overcome this perception to build confidence among physicians, patients and payors. In addition, certain U.S. states and local jurisdictions have legalized or decriminalized psilocybin for non-medical use, which could create public confusion about the distinction between our FDA-regulated product candidates and unregulated psilocybin products, and could expose patients to uncontrolled products that may differ materially in purity, potency and safety from CY200 or CY201. Even if CY200 or CY201 is approved, physicians, patients, payors or the medical community may be unwilling to accept, use or recommend it, and we may face limited adoption if third-party treatment sites, healthcare professionals or patients are unwilling to try a novel treatment derived from a controversial substance. Efforts to educate the medical community, third-party payors and health technology assessment bodies on the benefits of CY200 or CY201 may require significant resources and may never be successful.

Competition from other psychedelic and pain-development programs, limited patent protection for psilocybin itself and alternative treatment models could reduce the commercial potential of CY200/CY201.

We operate our CY200 and CY201 programs in a relatively new industry and market. In addition to general business risks, we must build awareness in this industry and market through significant investment in strategy, operational capacity, quality assurance and regulatory compliance, and there is no assurance that the industry and market will continue to exist or grow as currently estimated or anticipated. Because the psychedelic therapy industry is at a nascent stage with uncertain boundaries, there is a lack of information about comparable companies available for investors to analyze, and few, if any, established companies whose business model we can follow. Any event or circumstance that adversely affects the psychedelic therapy industry generally could have a material adverse effect on us. The pharmaceutical and psychedelic industries are also intensely competitive and subject to rapid and significant technological change. Our competitors include large, well-established pharmaceutical companies, biotechnology companies, universities and other research institutions, many of which have substantially greater financial, technical and human resources than we do and significantly greater experience in conducting preclinical testing and clinical trials, scaling up manufacturing operations and obtaining regulatory approvals. Companies specifically pursuing the development of psilocybin and other tryptamines principally for psychiatric and mental health indications rather than for chronic pain include a number of public and private companies. There are currently no therapies approved by the FDA, and no licensed pharmacotherapies available in the United States, for the treatment of CRPS. Ambros Therapeutics is conducting a Phase 3 trial of neridronate, a bisphosphonate, in CRPS Type 1, within four months of onset (whereas CY200 and CY201 are being developed for established CRPS more than 12 months after onset); the closest commercial analogues are products approved for other indications, such as Spravato (esketamine) for major depressive disorder and Epidiolex (cannabidiol) for orphan epilepsy conditions. Because psilocybin is a naturally occurring substance, composition-of-matter patent protection for psilocybin itself may be unavailable or limited, and our competitive position may depend more heavily on patents covering formulations, methods of use, dosing, manufacturing or other aspects of our CY200 and CY201 programs. Our intellectual property position for CY200 and CY201 currently rests on pending patent applications: applications in the United States, Australia, Canada and Europe with claims directed to methods of using CY200, and a U.S. provisional patent application directed to pharmaceutical compositions of CY201. No patent has yet issued on these applications and no enforceable claim scope has been established. We have also received U.S. FDA Orphan Drug Designation for psilocybin for the treatment of CRPS, which could give rise to orphan-drug exclusivity upon approval for the orphan-designated indication. Our ability to protect our CY200 and CY201 programs therefore depends substantially on the eventual claim scope of these applications, the jurisdictions in which protection is obtained and the expiration dates of any resulting patents.

We face product liability risk arising from the administration of CY200 or CY201 in clinical trials and, if approved, in commercial treatment sessions.

We face an inherent risk of product liability and professional indemnity exposure related to the testing of CY200 or CY201 in human clinical trials, and we would face an even greater risk if we commercially market CY200 or CY201. Claims may be brought by patients or healthy volunteers who receive CY200 or CY201 in clinical trials and, if regulatory approval is obtained, by patients who receive it under prescription, as well as by healthcare providers, pharmaceutical companies, our collaborators or other third parties. If CY200 or CY201 is administered in a supervised session and produces significant psychoactive effects, claims may arise not only from the pharmacological effects of the product candidate but also from the conduct of the session itself, including allegations of inadequate monitoring, psychological harm or misconduct by healthcare professionals during administration. The failure of our CMOs to operate in compliance with cGMP or other applicable quality-related regulations could also result in product liability claims in the event such failure results in defective product that causes injury or harm. Any claims against us, regardless of their merit, could be difficult and costly to defend, could result in substantial liabilities and could materially adversely affect the market for CY200 or CY201 or any prospects for its commercialization. Our insurance coverage may be insufficient to cover any such claims, and we may be unable to obtain or maintain adequate insurance on acceptable terms.

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